EXHIBIT 99.2

STATE STREET CORPORATION

RECONCILIATION OF REPORTED RESULTS TO OPERATING-BASIS RESULTS

We measure and compare certain financial information on a non-GAAP, or “operating” basis because we believe that such information supports meaningful comparisons from period to period and the analysis of comparable financial trends with respect to our normal ongoing business operations. We believe that operating-basis financial information, which reports revenue from non-taxable sources on a fully taxable-equivalent basis and excludes the impact of revenue and expenses outside of the normal course of our business, facilitates an investor’s understanding and analysis of State Street’s underlying performance and trends in addition to reported financial information, which is prepared in accordance with GAAP. The following table reconciles financial information prepared in accordance with GAAP to operating-basis financial information.

(Dollars in millions, except per share amounts)	Year Ended December 31, 2008				Year Ended December 31, 2009				% Change
	Reported Results	Adjustments		Operating Results	Reported Results	Adjustments		Operating Results	2008 vs 2009
Total fee revenue	$7,747			$7,747	$5,935			$5,935	(23.39)%
Net interest revenue	2,650	$134	(1)	2,784	2,564	$119	(6)	2,683	(3.63)
Gains (Losses) related to investment securities, net	(54)	—		(54)	141	—		141
Gain on sale of CitiStreet interest, net of exit and other associated costs	350	(350	)(2)	—	—	—		—

Total revenue	10,693	(216)		10,477	8,640	119		8,759	(16.40)

Provision for loan losses	—	—		—	149	—		149

Total expenses	7,851	(1,071	)(3)	6,780	5,966	(299	)(7)	5,667	(16.42)

Income before income tax expense and extraordinary loss	2,842	855		3,697	2,525	418		2,943
Income tax expense	1,031	205	(4)	1,236	722	89	(8)	811
Tax-equivalent adjustment	—	104	(5)	104	—	126	(5)	126

Income before extraordinary loss	1,811	546		2,357	1,803	203		2,006
Extraordinary loss, net of tax	—	—		—	(3,684)	3,684		—

Net income (loss)	$1,811	$546		$2,357	$(1,881)	$3,887		$2,006	(14.89)

Adjustments to net income (loss):
Prepayment of preferred stock discount	$—	$—		$—	$(106)	$106	(9)	$—
Dividend on preferred stock	(18)	—		(18)	(46)	—		(46)
Accretion of preferred stock discount	(4)	—		(4)	(11)	—		(11)

	(22)	—		(22)	(163)	106		(57)

Net income before extraordinary loss available to common shareholders	$1,789	$546		$2,335	$1,640	$309		$1,949

Net income (loss) available to common shareholders	$1,789	$546		$2,335	$(2,044)	$3,993		$1,949	(16.53)

Diluted earnings per common share before extraordinary loss	$4.30	$1.31		$5.61	$3.46	$.65		$4.11	(26.74)

Diluted earnings (loss) per common share	4.30	1.31		5.61	(4.31)	8.42		4.11

Average diluted common shares outstanding (in thousands)	416,100	416,100		416,100	474,003	474,003		474,003

Return on common equity before extraordinary loss	14.8%	4.5%		19.3%	13.2%	2.4%		15.6%

(1)

Represents tax-equivalent adjustment of $104 million, which is not included in reported results, plus a $98 million charge associated with SILO leveraged lease transactions, net of $68 million of net interest revenue related to the AMLF.

(2)	Represents gain on the July 2008 sale of CitiStreet interest, net of exit and other associated costs.
(3)

Represents a $450 million charge associated with SSgA Stable Value Funds, $306 million of restructuring charges associated with reduction in workforce and other cost initiatives, $115 million related to merger and integration costs recorded in connection with the July 2007 acquisition of Investors Financial and a $200 million charge to provide for ‘estimated net exposure on an indemnification obligation associated with collateralized repurchase agreements.

(4)

Represents $27 million of income tax expense related to the AMLF, $39 million of income tax expense related to the reserve for SILO’s and $140 million of income tax expense related to the gain from sale of CitiStreet interest, net of $180 million of income tax benefit related to SSgA Stable Value Funds, $112 million of income tax benefit related to restructuring charges, $39 million of income tax benefit related to merger and integration costs and $80 million of income tax benefit related to the provision for estimated net exposure.

(5)	Represents tax-equivalent adjustment, which is not included in reported results.
(6)	Represents tax-equivalent adjustment of $126 million, which is not included in reported results, net of $7 million of net interest revenue related to the AMLF.
(7)

Represents $250 million of provision for legal exposure associated with certain fixed-income strategies managed by SSgA and $49 million related to merger and integration costs recorded in connection with the July 2007 acquisition of Investors Financial.

(8)

Represents $3 million of income tax expense related to the AMLF, net of $20 million and $72 million of income tax benefits related to merger and integration costs and provision for legal exposure associated with certain fixed-income strategies managed by SSgA, respectively.

(9)	Represents prepayment of the preferred stock discount in connection with the June 2009 redemption of the U.S.Treasury’s preferred stock investment under the TARP Capital Purchase Program.

STATE STREET CORPORATION

OPERATING-BASIS RESULTS ADJUSTED FOR ACCRETION

The following table presents operating-basis earnings per for 2009, adjusted to exclude the effect of discount accretion associated with the May 2009 consolidation of the asset-backed commercial paper conduits.

(Dollars in millions, except per share amounts)	Year Ended December 31, 2009
	Operating Results	Accretion		Adjusted Operating Results
Total fee revenue	$5,935			$5,935
Net interest revenue	2,683	$(621	)(1)	2,062
Gains (Losses) related to investment securities, net	141	—		141

Total revenue	8,759	(621)		8,138

Provision for loan losses	149	—		149

Total expenses	5,667	—		5,667

Income before income tax expense	2,943	(621)		2,322
Income tax expense (benefit)	811	(246)		565
Tax-equivalent adjustment	126	—		126

Net income	$2,006	$(375)		$1,631

Adjustments to net income:
Dividend on preferred stock	$(46)	—		$(46)
Accretion of preferred stock discount	(11)	—		(11)

	(57)	—		(57)

Net income available to common shareholders	$1,949	$(375)		$1,574

Diluted earnings per common share	$4.11	$(.79)		$3.32

Average diluted common shares outstanding (in thousands)	474,003	474,003		474,003

(1)

Represents accretion for the period of a portion of the aggregate difference between the fair value and the par value of the asset-backed commercial paper conduits' investment securities on the date of consolidation of the conduits onto the balance sheet.

STATE STREET CORPORATION

TANGIBLE COMMON EQUITY RATIO

As of Period End

The ratio of tangible common equity to adjusted tangible assets, or TCE ratio, is calculated by dividing consolidated total common shareholders’ equity by consolidated total assets, after reducing both amounts by goodwill and other intangible assets net of related deferred taxes. Total assets reflected in the TCE ratio also exclude cash balances on deposit at the Federal Reserve Bank and other central banks in excess of required reserves. The TCE ratio is not required by GAAP or by bank regulations, but is a metric used by management to evaluate the adequacy of State Street’s capital levels. Since there is no authoritative requirement to calculate the TCE ratio, our TCE ratio is not necessarily comparable to similar capital measures disclosed or used by other companies in the financial services industry. Tangible common equity and adjusted tangible assets are non-GAAP financial measures and should be considered in addition to, not as a substitute for or superior to, financial measures determined in accordance with GAAP.

The table set forth below presents the calculation of State Street’s ratio of tangible common equity to total tangible assets.

(Dollars in millions)		March 31, 2010	December 31, 2009
Consolidated Total Assets		$153,971	$157,946
Less:
Goodwill		4,515	4,550
Other intangible assets		1,768	1,810
Excess reserves held at central banks		19,235	21,731

Adjusted assets		128,453	129,855
Plus:
Deferred tax liability		515	521

Total tangible assets	A	$128,968	$130,376

Consolidated Total Common Shareholders' Equity		$15,410	$14,491
Less:
Goodwill		4,515	4,550
Intangible assets		1,768	1,810

Adjusted equity		9,127	8,131
Plus deferred tax liability		515	521

Total tangible common equity	B	$9,642	$8,652

Tangible common equity ratio	B/A	7.5%	6.6%